PURCHASE AND SALE AGREEMENT

THIS AGREEMENTis made effective as of the 9th  day of  July, 2013

BETWEEN:

MOBETIZE, INC., a corporation registered under the laws of the State of Nevada, having offices located at 51 Bay View Drive, Point Roberts, Washington, United States of America  98281.

(the “Vendor”)

AND:

SLAVIA, CORP., a corporation registered under the laws of the State of Nevada, having offices located at 3050 Erin Centre Blvd, Unit 69, Mississauga, Ontario, Canada  L5M 0P5.

(the “Purchaser”)

WHEREAS:

A.

the Vendor controls and owns all right and title to certain proprietary mobile commerce technology under the trade name of “Mobetize”, which enables payment service providers to implement safer and more convenient methods for merchant clients to market and sell goods and services to consumers from any mobile device (the “Technology”), and carries on the business of developing and creating Intellectual Property (as defined herein) based on and derived from the platform of the Technology (the “Mobetize Assets”) and of bringing to market the Technology (collectively, the “Mobetize Business”);

B.

the Vendor has agreed to sell and assign and the Purchaser has agreed to purchase all right and title in the Mobetize Business, generally, including but not limited to the exclusive, perpetual, worldwide right to use and exploit the Mobetize Assets created by or on behalf of the Vendor, in all fields of use; on the terms and subject to the conditions provided in this Agreement; and

C.

the Vendor has agreed to accept and the Purchaser has agreed to issue, as of the Closing Date (as defined herein), to the Vendor, an aggregate of 22,003,000 common shares of the Purchaser, as consideration for the acquisition by the Purchaser of the Mobetize Business, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1

Definitions.  For the purposes of this Agreement, the following definitions shall apply:

a.

“Affiliates” mean, with respect to a person or entity, any other person or entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person or entity;

b.

“Agreement” means this agreement, and all schedules and other documents attached to or referred to in this agreement, and all amendments and supplements, if any, to this agreement;

c.

“Closing” means the completion of the Transaction, in accordance with Article XII of this Agreement, at which the Closing Documents shall be exchanged by the Parties, except for those documents or other items specifically required to be exchanged at a later time;

d.

“Closing Date” means a date mutually agreed upon by the Parties hereto in writing and in accordance with Section 11.1 following the satisfaction or waiver by the Purchaser and the Vendor of the conditions precedent set out in Sections 9.1 and 9.2, respectively;

e.

“Closing Documents” mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

f.

“Confidential Information” means all information pertaining to the Mobetize Business, the business and identity of the Purchaser, the negotiation, consummation and existence of this Agreement and the Transaction;

g.

“Effective Date” means the effective date of this Agreement;

h.

“Event of Default” means any default on the part of the Vendor to in respect of its obligations hereunder continuing for twenty (20) days after delivery to  the Vendor by or on behalf of the Purchaser of notice of such default, and unless such default is capable of cure but cannot be cured within such time frame and the Vendor is using best efforts to cure same in a timely fashion;

i.

“Exclusive Rights” mean the rights granted to the Purchaser under Article II hereof;

j.

“Intellectual Property” means all rights and title under software, copyright, or trademark, and all trade-names, designs, Technical Know-How, Patents and other intellectual property rights of any kind throughout the world, whether registered or not, owned or controlled by the Vendor relating to the Technology and to all work product of the Technology, and all physical embodiments thereof;

k.

“Mobetize Assets” mean the Technology, all work product related to the Technology and all the Intellectual Property owned or controlled by the Vendor, including, but not limited to, all items listed in Schedule “A”;

l.

“Mobetize Business” means all the Mobetize Assets, all work product, information and customer accounts and agreements, if any, related to the Mobetize Assets;

m.

“Party” or  “Parties” mean each or collectively, respectively, the Purchaser and the Vendor;

n.

“Patents” mean all rights under any present or future patents and/or patent applications throughout the world, and shall include (i) any divisional, re-examination or renewal based on the said patents and /or patent applications, any patents which may issue on, from or as a result of any of the foregoing and any reissue of said patents, (ii) the sole and exclusive right file, prosecute, maintain, and defend any of the foregoing, whether in the name of the Vendor or otherwise;

o.

“Purchaser Shares” mean 22,003,000 common shares of the Purchaser, at a deemed price of $0.099 per common share, to be issued to the Vendor, as fully paid and non-assessable, on the Closing Date;

p.

“Securities Act” means the United States Securities Act of 1933, as amended;

q.

“Technical Know-How” means all published or unpublished research, development information, technical data, designs, formulas, prototypes, samples, plans, specifications, methods, processes, systems, trade secrets, empirical data, computer programs and any other information or documentation related to the Technology and to the Intellectual Property, whether patentable or unpatentable, and whether in written, machine readable, oral form or drawing, and which exists at the Effective Date;

r.

“Technology” means the proprietary mobile commerce software, currently known as “Mobetize”,  for enabling payment service providers to implement safer and more convenient ways for merchant clients to market and sell goods and services to consumers from any mobile device, owned or controlled by the Vendor and employed by the Vendor in the Mobetize Business, and includes, without limitation, all developments, improvements, and derivative works based upon or incorporating the Technology, all work product created by the Vendor, and all Intellectual Property in the foregoing;

s.

“Third Party Intellectual Property” means all proprietary rights related to the Technology and the Intellectual Property of the Mobetize Business and not exclusively owned by or vested in the Vendor, whether under copyright, patent, trademark, trade secret or otherwise; and

t.

“Transaction” means the sale and assignment by the Vendor and the purchase by the Purchaser of the Mobetize Business in consideration for the Purchaser Shares issued by the Purchaser.

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ARTICLE II

SALE AND ASSIGNMENT OF RIGHTS

Section 2.1

Assignment of Rights.  Subject to the terms and conditions set forth in this Agreement, the Vendor hereby covenants and agrees to sell and assign to the Purchaser, 100% of the Vendor’s right, title and interest to the Mobetize Business.  Without limiting the foregoing, the rights granted by the Vendor to the Purchaser hereunder shall include the following exclusive, worldwide rights, without obligation:

a.

to file, prosecute, maintain, and defend any Patent in respect the Mobetize Assets, or any improvements thereupon, on behalf of and in the name of the Vendor;

b.

to reproduce, make, have made, use, import, export, sell, lease or otherwise exploit any products based on the Mobetize Assets or any components thereof;

c.

to provide or sell any service based upon or incorporating the Mobetize Assets;

d.

to copy, translate or modify any copyright works relating to the Mobetize Assets;

e.

to otherwise practice or exploit the Mobetize Assets, including the right to practice or exploit any Vendor Improvements;

f.

to make, practice or exploit any the purchaser improvements; and

g.

to assign, gift, sell, license, cross-license or otherwise dispose of any or all of the rights granted to the Purchaser hereunder to any person or entity.

Section 2.2

Moral Rights.

The Vendor hereby waives in favor of the Purchaser and the Purchaser’s Affiliates, successors and assigns all moral rights, if any, of authors or similar equitable rights throughout the world that the Vendor has or may have in and to the Mobetize Assets.

Section 2.3

Delivery.  Upon execution of this Agreement, subject to payment of the purchase price in accordance with Section 3.1, the Vendor shall promptly deliver to the Purchaser any of property of the Mobetize Business not previously delivered to the Purchaser prior to the Effective Date.

ARTICLE III

PURCHASE PRICE

Section 3.1

Purchase Price.  In full consideration of all rights, title and interest granted by the Vendor to the Purchaser hereunder, and in consideration of the Vendor’s representations, warranties and covenants hereunder, the Purchaser agrees to issue the Purchaser Shares to the Vendor.

Section 3.2

The Purchaser Shares.  The Vendor acknowledges and agrees that the Purchaser Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act, and the Vendor agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation.  All certificates representing the Purchaser Shares issued on Closing will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the Purchaser Shares will be issued to the Vendor pursuant to an exemption from the registration requirements of the Securities Act:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Section 3.3

Restricted Shares.  The Vendor acknowledges that the Purchaser Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

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ARTICLE IV

PROSECUTION, MAINTENANCE, AND ENFORCEMENT OF INTELLECTUAL PROPERTY

Section 4.1

Prosecution and Maintenance of Intellectual Property.  The Purchaser may, at its own expense, register, file, prosecute, and maintain the Intellectual Property in any jurisdiction(s) it so wishes, in its sole discretion.  The Vendor shall at all times use their best efforts to assist the Purchaser with the filing, prosecution, and maintenance of the Intellectual Property to the extent reasonably required by the Purchaser from time to time.

Section 4.2

Enforcement of Intellectual Property.

a.

Notice of Infringement.  The Vendor shall notify the Purchaser in writing within ten (10) business days of the Vendor becoming aware of any known or alleged infringement(s) of the Intellectual Property, and shall concurrently provide the Purchaser with any evidence of such infringement(s).

b.

Enforcement of the Intellectual Property. The Purchaser shall have the sole right, but not the obligation, to enforce any of the Intellectual Property against any third party.  The Vendor agrees to join as a party plaintiff in any such action initiated by the Purchaser if reasonably requested by the Purchaser, at the sole cost of the Purchaser, and the Vendor shall use its best efforts to assist the Purchaser as reasonably requested by the Purchaser from time to time at the Purchaser’s sole expense.  All proceeds received as a result of the Purchaser’s prosecuting such infringement claim shall be divided by and between the Parties on a pro-rata basis in proportion to their respective interests in the Intellectual Property and costs and expenses related to such proceeding or claim, provided the Vendor has joined as a plaintiff in such action. The Purchaser shall be entitled to settle or resolve any infringement claim relating to the Intellectual Property without the consent of the Vendor.

c.

No Contestation.  The Vendor and its Affiliates shall not, at any time, directly or indirectly, dispute or contest (i) the validity or enforceability of the Intellectual Property (including but not limited to the Patents) or the registration therefore; or (ii) the exclusive ownership rights of the Purchaser in and to the Intellectual Property.

d.

Advertising and Press Releases.  The Vendor hereby grants to the Purchaser and its Affiliates the right, but not the obligation to use the name of the Vendor and approved biography in connection with the promotion and exploitation of the Mobetize Business.  The Purchaser shall meaningfully consult with the Vendor regarding any advertising or press release issued by the Purchaser where such advertising or press release makes mention of the Vendor.  The Vendor shall have approval over any direct personal quotes contained in any such advertising press releases issued by the Purchaser or its Affiliates that mention the name of the Vendor, such approval not to be unreasonably withheld.

Section 4.3

Power of Attorney.  The Vender hereby authorizes the Purchaser, and does hereby make, constitute and appoint the Purchaser and the Purchaser’s Affiliates,  and its respective officers, agents, successors or assigns with full power of substitution, as  the Vendor’s true and lawful attorney-in-fact, with power, in the name of the Purchaser or  the Vendor, after the occurrence and during the continuance of an Event of Default, at the option of the Purchaser, and at the expense of the Purchaser, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Purchaser deems necessary to protect, preserve and realize upon the Exclusive Rights granted therein in order to effect the intent of this Agreement all as fully and effectually as  the Vendor might or could do; and the Vendor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement.  Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Vendor specifically authorizes the Purchaser to execute and file, in the name of the Vendor or in the Purchaser’s name, any applications or instruments of transfer or assignment in respect of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office.

Section 4.4

Further Assurances.  On a continuing basis, the Vendor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Purchaser, to protect the Exclusive Rights granted hereunder and otherwise to carry out the intent and purposes of this Agreement.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1

Vendor Representations and Warranties.  The Vendor, as of the date hereof, represents and warrants to the Purchaser and acknowledges that the Purchaser is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of the Purchaser, as follows:

a.

Organization and Good Standing.   The Vendor is a company duly organized, validly existing and in good standing under the laws of the province of British Columbia and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  The Vendor is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which the Vendor owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the Mobetize Business of the Vendor taken as a whole.

b.

Authority.  The Vendor has all necessary legal power, capacity and authority to enter into the documents, instruments (the “Vendor Documents”) and perform its obligations in connection and under this Agreement and the consummation of the transactions contemplated hereunder. The execution and delivery of each of the Vendor Documents by the Vendor and the consummation of the transactions contemplated hereby have been duly authorized by the Vendor’s board of directors.  No other corporate or shareholder proceeding on the part of the Vendor is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Vendor Documents when executed and delivered by the Vendor as contemplated by this Agreement will be, duly executed and delivered by the Vendor and this Agreement is, and the other Vendor Documents when executed and delivered by the Vendor as contemplated hereby will be, valid and binding obligations of the Vendor enforceable in accordance with their respective terms except:

i.

as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

ii.

as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

iii.

as limited by public policy.

c.

Completeness of Disclosure.  No representation or warranty made by the Vendor in this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein not materially false or misleading.

d.

Corporate Records of the Vendor.  The corporate records of the Vendor, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of the Vendor is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the managers of the Vendor.

e.

Non-Contravention.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

i.

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Mobetize Business, the Vendor or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Mobetize Business, Vendor or any of its subsidiaries, or any of their respective material property or assets;

ii.

violate any provision of the Articles, Bylaws or any other constating documents of the Vendor or Vendor, any of their respective subsidiaries or any applicable laws; or

iii.

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to the Vendor or Vendor, any of their respective subsidiaries or any of their respective material property or assets.

f.

Actions and Proceedings.  The Vendor has not received any oral or written claim or cease and desist letter, and is not subject to any threatened, pending or outstanding action, suit, claim, demand, injunction, judgment, order, decree, ruling, charge, settlement, or other dispute involving any Third Party Intellectual Property related to the Mobetize Assets, and there are no grounds for any claim: (i) alleging that the Mobetize Assets infringes upon or misappropriates any Third Party Intellectual Property; or (ii) challenging the title, inventorship, validity, enforceability, or alleging misuse, of the Mobetize Assets that, if adversely resolved or determined, would have a material adverse effect on the business, operations assets, properties, prospects, or conditions of the Vendor or the Mobetize Business taken as a whole (a “Vendor Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of it being asserted and its success if asserted, would have such a Vendor Material Adverse Effect.

g.

Filing, Consents and Approvals.  No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by the Vendor of the Transaction contemplated by this Agreement or to enable the Purchaser to continue to conduct the Mobetize Business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

h.

Title to the Mobetize Assets.  Except to the extent that such materials are non-proprietary and in the public domain, the Vendor has sole and full legal right, power and authority to sell, assign and transfer the Mobetize Assets free and clear from any and all liens, security interests, mortgages, charges, claims, encumbrances or other restrictions on title or transferability of any kind, and are not subject to divestment or rescission for any reason or cause to the Purchaser in accordance with the terms of this Agreement and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and there exists no agreement to create any lien, security interest, mortgage, charge, claim, encumbrance or other restriction on title or transferability of any kind over any of the Mobetize Assets.

i.

Intellectual Property and Know-How Necessary for the Business.  Except as set forth in Schedule “B” hereto, all former and current employees and contractors of the Vendor have executed written contracts, agreements or other undertakings with the Vendor that assign all rights to any inventions, improvements, discoveries, or information relating to the Mobetize Business of the Vendor. No employee, director, officer or shareholder of the Vendor owns directly or indirectly in whole or in part, any Mobetize Asset which the Vendor is presently using or which is necessary for the conduct of the Mobetize Business. To the best knowledge of the Vendor, no employee or contractor of the Vendor has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning the employee’s work to anyone other than the Vendor.

j.

Employees and Consultants.  All employees and consultants of the Vendor have been paid all salaries, wages, income and any other sum due and owing to them by the Vendor, as at the end of the most recent completed pay period.  The Vendor is not aware of any labour conflict with any employees that might reasonably be expected to have a Vendor Material Adverse Effect.  To the best knowledge of the Vendor, no employee of the Vendor is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with the Vendor or any other nature of the business conducted or to be conducted by the Vendor.  To the best knowledge of the Vendor after due and diligent inquiry, no employee or consultant in its employ, or affiliate, associate or person of any kind with which the Vendor has had a commercial relationship has used the Mobetize Assets other than in the course of that party’s work for the Mobetize Business.

k.

Material Contracts and Transactions.  Schedule “B” attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract relating to the Mobetize Business to which the Vendor is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by the Vendor under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by the Vendor. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

l.

Diligence.  To the best knowledge of the Vendor after due and diligent inquiry, there are no unpaid fees currently overdue in respect of the Mobetize Business.

m.

Assertion of Rights.  The Vendor has not asserted any claim of infringement, misappropriation or misuse by any third party in respect of the Technology and the Intellectual Property or, to the best of the knowledge of the Vendor, there are no grounds for any such claims.

n.

Preservation. The Vendor has taken all reasonable measures to protect and preserve the security, confidentiality and value of the Mobetize Assets, including without limitation all trade secrets and other confidential information constituting a part thereof.  With respect to any Patents for which an application has been initiated by or on behalf of the Vendor, the Vendor has complied in all material respects with all applicable patent office duties of candor and good faith in dealing, including, without limitation, the duty to disclose all information known to be material to the allowance or registration of such intellectual property.

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Section 5.2

Purchaser Representations and Warranties.  The Purchaser, as of the date hereof, represents and warrants to the Vendor and acknowledges that the Vendor is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of the Vendor, as follows:

a.

Organization and Good Standing.  The Purchaser is duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  The Purchaser is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of the Purchaser.

b.

Authority.  The Purchaser has all necessary legal power to enter into the documents, instruments (the “Purchaser Documents”) and perform its obligations under this Agreement and has taken all necessary corporate action under the laws of the jurisdiction of its incorporation and its certificate of incorporation and bylaws to authorize the execution of this Agreement and the consummation of the transactions contemplated hereunder. The execution and delivery of each of the Purchaser Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of the Purchaser is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Purchaser Documents when executed and delivered by the Purchaser as contemplated by this Agreement will be, duly executed and delivered by the Purchaser and this Agreement is, and the other Purchaser Documents when executed and delivered by the Purchaser as contemplated hereby will be, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except:

i.

as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally;

ii.

as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

iii.

as limited by public policy.

c.

Capitalization.  As of the date of this Agreement, there are 3,290,000 shares of the Purchaser’s common stock issued and outstanding.  All of the issued and outstanding shares of the Purchaser’s common stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations.  There are no outstanding options, warrants, subscriptions, phantom shares, conversion rights or other rights, agreements or commitments obligating the Purchaser to issue any additional shares of the Purchaser’s common stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from the Purchaser any shares of the Purchaser’s common stock as of the date of this Agreement. There are no agreements purporting to restrict the issue of the Purchaser’s common stock, no voting agreements, voting trusts or other arrangements restricting or affecting the voting of the Purchaser’s common stock.

d.

Non-Contravention.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

i.

conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Purchaser under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its material property or assets;

ii.

violate any provision of the applicable incorporation or charter documents of the Purchaser; or

iii.

violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to the Purchaser or any of its material property or assets.

e.

Validity of Purchaser Common Stock Issued upon the Transaction.  The Purchaser Shares to be issued to the Vendor upon consummation of the Transaction in accordance with this Agreement will, upon issue, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

f.

Actions and Proceedings.  To the best knowledge of the Purchaser, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of the Purchaser, threatened against the Purchaser which involves any of the business, or the properties or assets of the Purchaser that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of the Purchaser taken as a whole (a “Purchaser Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Purchaser Material Adverse Effect.

g.

SEC Filings.  The Purchaser has furnished or made available the Vendor a true and complete copy of each report, schedule, registration statement and proxy statement filed by the Purchaser with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Purchaser SEC Documents”). As of their respective dates, the Purchaser SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Documents.  The Purchaser SEC Documents constitute all of the documents and reports that the Purchaser was required to file with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

h.

Listing and Maintenance Requirements.  The Purchaser Common Stock is currently quoted on the OTC Bulletin Board and the Purchaser has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or the FINRA or any trading market on which the Purchaser Common Stock is or has been listed or quoted to the effect that the Purchaser is not in compliance with the quoting, listing or maintenance requirements of the OTC Bulletin Board or such other trading market.

i.

No SEC or FINRA Inquiries.  Neither the Purchaser nor any of its past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or the FINRA.  The Purchaser currently does not have any outstanding comment letters or other correspondences from the SEC or the FINRA.

j.

Absence of Certain Changes or Events.  Since the Purchaser Accounting Date, except as and to the extent disclosed in the Purchaser SEC Documents, there has not been:

i.

a Purchaser Material Adverse Effect; or

ii.

any material change by the Purchaser in its accounting methods, principles or practices.

k.

Completeness of Disclosure.  No representation or warranty by the Purchaser in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to the Vendor pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

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ARTICLE VI

INDEMNIFICATION

Section 6.1

Indemnity of the Vendor.  The Vendor and its Affiliates will indemnify and hold harmless the Purchaser and each and all of its directors, officers, employees, agents, Affiliates, successors and assigns, together with each and all of their respective directors, officers, employees, agents, successors and assigns (each and all of the foregoing being referred to collectively as the “Purchaser Indemnitees”) from and against any and all claims, losses, liabilities, damages, costs, obligations, assessments, penalties and interest, demands, actions, and expenses (including actual attorneys’ fees), whether direct or indirect, known or unknown, absolute or contingent, including, without limitation, settlement costs and any legal, accounting, and other expenses for investigation or defending any actions or threatened actions which Purchaser Indemnitees may suffer or incur by reason of any misrepresentation, or non-fulfilment of any covenant, on the part of the Vendor under this Agreement, or from any misrepresentation in, or omission from, any certificate, or other instrument, furnished, or to be furnished, to the Purchaser in relation to this Agreement.

Section 6.2

Indemnity of the Purchaser.  The Purchaser and its Affiliates will indemnify and hold harmless the Vendor and all of its directors, officers, employees, agents, Affiliates, successors and assigns, together with each and all of their respective directors, officers, employees, agents, successors and assigns ( each and all of the foregoing being referred to collectively as the “Vendor Indemnitees”) from and against any and all claims, losses, liabilities, damages, costs, obligations, assessments, penalties and interest, demands, actions, and expenses (including actual attorneys’ fees), whether direct or indirect, known or unknown, absolute or contingent, including, without limitation, settlement costs and any legal, accounting, and other expenses for investigation or defending any actions or threatened actions which the Vendor Indemnitees may suffer or incur by reason of any misrepresentation, or non-fulfilment of any covenant, on the part of the Purchaser under this Agreement, or from any misrepresentation in, or omission from, any certificate, or other instrument, furnished, or to be furnished, to the Vendor in relation to this Agreement.

Section 6.3

Indemnification Procedures.

a.

The Party seeking indemnification (the “Indemnified Party”) pursuant to this Article VI shall promptly notify the indemnifying party (the “Indemnifying Party”), in writing, of such claim describing such claim in reasonable detail; provided, however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless and only to the extent it is actually prejudiced thereby.

b.

The Indemnifying Party shall have the right within thirty (30) days after receipt of such notice to take control, through counsel of its own choosing (but reasonably acceptable to the Indemnified Party) and at its own cost and expense, the settlement, or defense thereof unless: (i) the Indemnifying Party is also a party to the proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate; or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such proceeding, and provide indemnification with respect thereto.  The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed, or conditioned), settle or compromise any action, unless such settlement or compromise includes an unconditional release of the Indemnified Party.  If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle, or compromise the claim but shall not pay or settle any such claim without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed, or conditioned).

c.

The Indemnifying Party and the Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement, or discharge of any claim in respect of which indemnity is sought pursuant to this Article VI, including, without limitation, providing the other Party with reasonable access to employees and officers (including as witnesses) and other information.  The remedies provided in this Article VI shall not be exclusive of or limit any other remedies that may be available to the Indemnified Parties.

d.

The Indemnifying Party shall reimburse the Indemnified Party for all losses within thirty (30) days of receipt of notice from the Indemnified Party setting forth the amount of such losses.

ARTICLE VII

CONFIDENTIAL INFORMATION

Section 7.1

Confidentiality.  The Vendor agrees that, as of the Effective Date, all Confidential Information shall remain the exclusive property of the Purchaser. Accordingly, the Vendor agrees not to disclose any Confidential Information and to maintain such Confidential Information in strictest confidence, to take all reasonable precautions to prevent its unauthorized dissemination and to refrain from sharing any of the Confidential Information with any third party (i) except those with a “need to know” and solely in connection with the permitted uses by the Vendor (as applicable) of the Confidential Information; or (ii) except as required by court order.  The Vendor expressly acknowledges that in the event of a breach by them of any terms of this Agreement, the Purchaser will be caused irreparable injury which cannot be adequately compensated by money damages. Accordingly, the Purchaser shall be entitled to obtain injunctive relief, in addition to any other rights or remedies which the Purchaser may have, to enforce the terms of this Agreement and prevent disclosure of Confidential Information.

ARTICLE VIII

TERM AND TERMINATION

Section 8.1

Term.  This Agreement shall commence on the Effective Date and shall continue in perpetuity.

Section 8.2

Waiver.  The failure of either Party to exercise any rights or remedies to which it is entitled shall not be deemed to be a waiver of or otherwise affect, impair, or prevent the non-breaching Party from exercising any rights or remedies to which it may be entitled, arising either from the happening of any such event, or as a result of the subsequent happening of the same or any other event or events provided forth herein.

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ARTICLE IX

CLOSING CONDITIONS

Section 9.1

Conditions Precedent to Closing by the Purchaser.  The obligation of the Purchaser to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the Parties hereto in writing and in accordance with Section 13.2.  The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of the Purchaser and may be waived by the Purchaser in its sole discretion.

a.

The representations and warranties of the Vendor set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date.

b.

All of the covenants and obligations that the Vendor is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

c.

This Agreement, the Vendor Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to the Purchaser, will have been executed and delivered to the Purchaser.

d.

The Purchaser will have received copies of resolutions duly adopted by the board of directors of the Vendor approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

e.

No Vendor Material Adverse Effect will have occurred since the date of this Agreement.

f.

No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and /or:

i.

prevent the consummation of any of the transactions contemplated by this Agreement; or

ii.

cause the Transaction to be rescinded following consummation.

g.

The Purchaser shall have entered into employment contracts with certain directors, officer and employees, who are key personnel of the Mobetize Business prior to the Closing Date.

h.

The Purchaser will have completed and received FINRA approval for a change of name to Mobetize Inc.

i.

The Purchaser and its solicitors will be reasonably satisfied with their due diligence investigation of the Vendor and the Mobetize Assets that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

i.

materials, documents and information in the possession and control of the Vendor the Vendor which are reasonably germane to the Transaction;

ii.

a physical inspection of the Mobetize  Assets by the Purchaser or its representatives; and

iii.

title to the Mobetize Assets.

Section 9.2

Conditions Precedent to Closing by the Vendor.  The obligation the Vendor to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the Parties hereto in writing and in accordance with Section 13.2.  The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of the Vendor and may be waived by the Vendor in its sole discretion.

a.

The representations and warranties of the Purchaser set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and the Purchaser will have delivered to the Vendor a certificate dated the Closing Date, to the effect that the representations and warranties made by the Purchaser in this Agreement are true and correct.

b.

All of the covenants and obligations that the Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

c.

This Agreement, the Purchaser Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to the Vendor, will have been executed and delivered by the Purchaser.

d.

The Vendor will have received copies of resolutions duly adopted by the board of directors of the Purchaser approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

e.

No Purchaser Material Adverse Effect will have occurred since the date of this Agreement.

f.

The Purchaser shall have secured financing in the aggregate amount of $1,000,000 at a minimum price of $0.50 per common share, to be closed within 90 days of the Closing Date.

g.

The board of directors of the Purchaser shall have appointed certain directors, officers and /or employees from the Vendor and the Mobetize Business as officers or employees of the Purchaser prior to the Closing Date.

h.

No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

i.

prevent the consummation of any of the transactions contemplated by this Agreement; or

ii.

cause the Transaction to be rescinded following consummation.

i.

On the Closing Date, the Purchaser will have no more than 3,290,000 common shares of Purchaser issued and outstanding, prior giving effect to issuance of the Purchaser Shares.

j.

On the Closing Date, the shares of Purchaser Common Stock will be quoted on the OTC Bulletin Board.

k.

The Vendor and its accountants will be reasonably satisfied with their due diligence investigation and review of the Purchaser SEC Documents, and the contents thereof, prepared in accordance with US GAAP.

l.

The Vendor and its solicitors will be reasonably satisfied with their due diligence investigation of the Purchaser that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.
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ARTICLE X

ADDITIONAL COVENANTS OF THE PARTIES

Section 10.1

Notification of Financial Liabilities.  The Vendor will immediately notify the Purchaser in accordance with Section 13.2 hereof, if the Vendor receives any advice or notification from its accounts that the Vendor has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of the Vendor, any properties, assets, Liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive the Closing and continue in full force and effect.

Section 10.2

Access and Investigation.  Between the date of this Agreement and the Closing Date, the Vendor, on the one hand, and the Purchaser, on the other hand, will, and will cause each of their respective representatives to:

a.

afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

b.

furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

c.

furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a Party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other Party.  Each Party will instruct its auditors to co-operate with the other Party and its representatives in connection with such investigations.

Section 10.3

Confidentiality.  All information regarding the business of the Vendor including, without limitation, financial information that the Vendor provides to the Purchaser during the Purchaser’s due diligence investigation of the Transaction will be kept in strict confidence by the Purchaser and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by the Purchaser or disclosed to any third party (other than the Purchaser’s professional accounting and legal advisors) without the prior written consent of the Vendor.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from the Vendor, the Purchaser will immediately return to the Vendor (or as directed by the Vendor) any information received regarding the Mobetize Business.  Likewise, all information regarding the business of the Purchaser including, without limitation, financial information that the Purchaser provides to the Vendor during its due diligence investigation of the Purchaser will be kept in strict confidence by the Vendor and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by the Vendor or disclosed to any third party (other than the Vendor’s professional accounting and legal advisors) without the Purchaser’s prior written consent.  If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from the Purchaser, the Vendor will immediately return to the Purchaser (or as directed by the Purchaser) any information received regarding the Purchaser’s business.

Section 10.4

Notification.  Between the date of this Agreement and the Closing Date, each Party will promptly notify the other Parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in any schedule to this Agreement relating to such Party, such Party will promptly deliver to the other Parties a supplement to such schedule specifying such change.  During the same period, each Party will promptly notify the other Parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

Section 10.5

Exclusivity.  Until such time, if any, as this Agreement is terminated, the Vendor and the Purchaser will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of the Vendor or the Purchaser, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

Section 10.6

Conduct of the Vendor and the Purchaser Prior to Closing.  From the date of this Agreement to the Closing Date, and except to the extent that the Purchaser otherwise consents in writing, the Vendor will ensure that the Mobetize Business operates its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.  Likewise, from the date of this Agreement to the Closing Date, and except to the extent that the Vendor otherwise consents in writing, the Purchaser will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

Section 10.7

Certain Acts Prohibited – the Vendor.  Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, the Vendor will not, without the prior written consent of the Purchaser:

a.

incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance on any of the Mobetize Assets except in the ordinary course of business;

b.

dispose of or contract to dispose of any of the Mobetize Assets , including the Intellectual Property and Technology, except in the ordinary course of business consistent with past practice;

c.

not materially increase the benefits, compensation or compensation expenses of  the Mobetize Business, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement that is not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

Section 10.8

Certain Acts Prohibited – the Purchaser.  Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, the Purchaser will not, without the prior consent of the Vendor:

a.

incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of the Purchaser except in the ordinary course of business consistent with past practice;

b.

dispose of or contract to dispose of any property or assets of the Purchaser except in the ordinary course of business consistent with past practice;

c.

declare, set aside or pay any dividends on, or make any other distributions in respect of the common stock of the Purchaser; or

d.

materially increase benefits or compensation expenses of the Purchaser, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.
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ARTICLE XI

CLOSING

Section 11.1

Closing.  The Closing shall take place on the Closing Date at the offices of the solicitors for the Purchaser or at such other location as agreed to by the Parties.  Notwithstanding the location of the Closing, each Party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Vendor and the Purchaser, provided such undertakings are satisfactory to each Party’s respective legal counsel.

Section 11.2

Closing Deliveries of the Vendor.  At Closing, the Vendor shall deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to the Purchaser:

a.

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of the Vendor evidencing approval of this Agreement and the Transaction;

b.

the Vendor Documents and any other necessary documents, each duly executed by the Vendor, as required to give effect to the Transaction;

c.

the resolutions required to effect the changes contemplated in this Agreement; and

d.

such other documentation as may be required by the Purchaser to ensure that the Purchaser Shares are issued in compliance with all applicable securities laws.

Section 11.3

Closing Deliveries of the Purchaser.  At Closing, the Purchaser shall deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to the Vendor:

a.

copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of the Purchaser evidencing approval of this Agreement and the Transaction;

b.

share certificates representing the Purchaser Shares, duly endorsed in blank, and all other documentation necessary for the issuance and delivery of the Purchaser Shares; and

c.

the Purchaser Documents and any other necessary documents, each duly executed by the Purchaser, as required to give effect to the Transaction; and

d.

the appropriate resolutions of the Purchaser required to effect the changes contemplated in this Agreement.

ARTICLE XII

TERMINATION

Section 12.1

Termination.  This Agreement may be terminated at any time prior to the Closing Date by:

a.

mutual agreement of the Purchaser and the Vendor;

b.

the Purchaser, if there has been a material breach by the Vendor of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Vendor that is not cured, to the reasonable satisfaction of the Purchaser, within ten business days after notice of such breach is given by the Purchaser (except that no cure period will be provided for a breach by the Vendor that by its nature cannot be cured);

c.

the Vendor, if there has been a material breach by the Purchaser of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Purchaser that is not cured by the breaching Party, to the reasonable satisfaction of the Vendor, within ten business days after notice of such breach is given by the Vendor (except that no cure period will be provided for a breach by the Purchaser that by its nature cannot be cured); or

d.

the Purchaser or the Vendor if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

Section 12.2

Effect of Termination.  In the event of the termination of this Agreement as provided in Section 12.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any Party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

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ARTICLE XIII

GENERAL PROVISIONS

Section 13.1

Independent Contractor.  The relationship of the Parties is that of independent contractors.  Neither Party nor any of their respective employees, agents or contractors shall by reason of this Agreement be deemed an employee, agent or joint venture of the other Party.

Section 13.2

Notices.  All notices required or permitted hereunder must be made in writing, in the English language, and will be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the Party to whom notice is sent, or (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate Party or Parties, at the address of such Party or Parties set forth above (or at such other address as such Party may designate by written notice to all other Parties in accordance herewith).

Section 13.3

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia without regard to the conflicts of law provisions thereof.  The Parties hereby attorn to the jurisdiction of the courts located in the city of Vancouver, British Columbia for all matters arising from this Agreement.

Section 13.4

Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, such provision shall be reformed only to the extent necessary to effect the original intentions of the Parties, and all remaining provisions shall continue in full force and effect.

Section 13.5

Assignment. This Agreement may be assigned by the Purchaser in its sole discretion. This Agreement may not be assigned by the Vendor and attempted assignment or delegation of this Agreement by the Vendor without the written approval of the Purchaser shall be void.

Section 13.6

Force Majeure.  Neither Party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) for a period not to exceed ninety (90) days on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes or any other cause which is beyond the reasonable control of such Party.  Any condition enumerated herein continuing beyond ninety (90) days shall constitute a default under this Agreement.

Section 13.7

Advice of Counsel.  Each Party has been advised, and is hereby advised, to seek the representation of separate and independent counsel for the transactions contemplated herein prior to executing this Agreement.

Section 13.8

Further Assurances.   Each Party agrees to do and perform or cause to be done and performed all such further acts and to execute and deliver all such other agreements, certificates, instruments and documents as any other Party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 13.9

Binding Effect.  This Agreement shall enure to the benefit of, and be binding upon, the Parties hereto and their respective heirs, executors and successors.

Section 13.10

Modification.  Any modification or amendment of this Agreement will be effective only if it is in writing and signed by the Vendor and the Purchaser.

Section 13.11

Construction.  The captions and titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.  No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing this Agreement, and all language in all parts of this Agreement shall be construed simply and in accordance with its fair meaning, and not strictly for or against any Party.

Section 13.12

Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile), each of which, shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Section 13.13

Entire Agreement.  This Agreement together with any attachments, schedules and exhibits, constitute the entire agreement of the Parties with respect to the subject matter of this Agreement.  This Agreement supersedes any and all agreements, whether oral or written, between the Parties to this Agreement with respect to the subject of this Agreement.  Except as otherwise expressly provided herein, this Agreement may be modified only by a writing signed by an authorized representative of each Party.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized agents as of the day and year first above written.

MOBETIZE, INC.

 /s/ Stephen Fowler

Per: Stephen Fowler, President

SLAVIA, CORP.

 /s/ Stephen Fowler

Per: Stephen Fowler, President, Chief

Executive Officer and Chief Financial Officer

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SCHEDULE “A”

MOBETIZE ASSETS

	Identification of Asset:	Brief Description of Asset:
1.	Mobetize.com	Domain
2.	Mobetize IP	Solution for mobile commerce transactions
3.	Mobetize Receivables	From current Clients Rentmoola, Optimal payments
4.	Telupay® License	Global license from Telupay® PLC to resell and to create derivative works of their proven and deployed Mobile Banking Software.
5.	Notes Receivables	USD$325,000 Convertible Notes
6.	mRemit IP	Solution for Mobile Remittances using global remittance platform
7.	mTopUp	Solution for Mobile Prepaid Recharge in 80 countries with 230 telecoms
8.	Telupay® Trademark	Trademark for Telupay® in USA (USPTO is 4349703)
9.	mPOS
10.	mPay
11.	mWallet
12.	mBill
13.
14.

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SCHEDULE “B”

MATERIAL CONTRACTS AND AGREEMENTS RELATING TO THE MOBETIZE ASSETS

	Title of Contract:	Brief Description of Contract:
1.	Optimal Payments	Mobile application for Credit/Debit card payment – Lotto Quebec
2.	Rentmoola	Mobile application for Rental companies in North America
3.	Trust Cash Corp.	Cash load agreement for USA
4.	Zipmark	Real Time ACH load from any checking account in USA
5.	Telupay® PLC	Global license from Telupay® PLC to resell and to create derivative works of their proven and deployed Mobile Banking Software.
6.	Telupay® PLC	Global referral agreement
7.	Transfer-to	Global prepaid airtime recharge/top up of any prepaid phone in 80 countries on 230 telcom networks
8.

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